                                  EXHIBIT 99.1

              STERLING FINANCIAL CORPORATION POSTS RECORD EARNINGS


LANCASTER, PA (January 22, 2002) - Sterling Financial Corporation (NASDAQ:
SLFI). Sterling Financial Corporation announced record earnings for the quarter and year ended December 31, 2001.

Sterling's net income was $5,285,000 for the quarter ending December 31, 2001, a $781,000, or 17.3%, increase from 2000. Basic and diluted earnings per share totaled $.42 for the quarter ended December 31, 2001, versus $.36 for the same period in 2000, an increase of 16.7%.

For the year ended December 31, 2001, net income totaled $20,334,000, an increase of $3,767,000, or 22.7%, on 2000 net income of $16,567,000. Basic and diluted earnings per share totaled $1.62 for the year ended December 31, 2001, versus $1.32 in 2000, an increase of 22.7%.

The 2000 year-to-date operating results include $2,264,000 in tax-effected merger related costs and restructuring charges. These expenses resulted from acquisition and certain merger integration costs with Hanover Bancorp, Inc., which was consummated in the third quarter of 2000. The effect of these charges reduced basic and diluted earnings per share by $.18 per share for the year ended December 31, 2000. Excluding merger related and restructuring charges, operating income totaled $18,831,000 for the year ended December 31, 2000.

Total assets increased to $1,866,039,000 at December 31, 2001, an increase of 8.1% from $1,726,138,000 at December 31, 2000. The growth in assets was primarily attributed to an 8.1% growth in deposits from December 31, 2000 to December 31, 2001. Total loans, net of allowance for loan losses, increased to $1,087,102,000 from $1,021,499,000 or 6.4% during the same period.

        "The year 2001 has been an exciting one for Sterling Financial Corporation," said John E. Stefan, Chairman, and Chief Executive Officer. "We realized record earnings for both the fourth quarter and the year ended December 31 which included an eight percent increase in operating income for the year. In addition, our stock price grew just over 62 percent -- from $15.00 at December 31, 2000 to $24.36 at December 31, 2001."

        Stefan added, "Although we certainly are pleased with our accomplishments during 2001, we recognize the need to build on our solid banking foundation, and expand our efforts in other fee-based revenue opportunities to further enhance shareholder value." Stefan noted that the initiatives for the year ahead include:

        - The formation of Sterling Financial Trust Company, which consolidates the affiliate bank's trust and wealth management departments.
        - The formation of the Professional Services Group, a service company that provides human resources and other professional consulting services to businesses in Sterling's six county market area.
        - The announcement of an agreement to acquire Equipment Finance, Inc., a commercial finance company located in Lancaster, Pennsylvania.

Sterling Financial Corporation operates 51 banking locations in south central Pennsylvania and northern Maryland, through its subsidiary banks - Bank of Lancaster County, N.A., Bank of Hanover and Trust Company, First National Bank of North East, and Bank of Lebanon County. Non-banking affiliates include insurance, leasing, and investment management services. In November 2001, Sterling announced it had reached an agreement to purchase Equipment Finance, Inc.; a Lancaster-based commercial finance company that specializes in financing forestry and land clearing equipment. The transaction is expected to be completed in the first quarter of 2002, pending regulatory approval.

This press release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for Sterling's financial services and products may not occur, changing economic and competitive conditions, volatility in interest rates, technological developments, and other risks and uncertainties, including those detailed in Sterling's filings with the Securities and Exchange Commission.

Contact:  John E. Stefan, Chairman and Chief Executive Officer  (717) 581-6030

STERLING FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (UNAUDITED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                     Year Ended December 31,
                                                                     2001             2000
                                                                  ----------       ----------
EARNINGS
        Interest income                                           $  115,916       $  113,319
        Interest expense                                              57,274           58,501
        Net interest income                                           58,642           54,818
        Provision for loan losses                                      1,217              605
        Noninterest income                                            41,215           36,817
        Securities gains                                               2,710              691
        Noninterest expense                                           75,172           70,203
        Net income                                                    20,334           16,567
        Operating income (a)                                          20,334           18,831

PER SHARE DATA
        Basic and diluted earnings per share                      $     1.62       $     1.32
        Operating earnings per share - basic and diluted (a)            1.62             1.50
        Dividends per share                                             0.78             0.75
        Book value per realized share                                  11.72            10.91

PERIOD-END BALANCES
        Securities                                                $  532,743       $  486,381
        Loans                                                      1,098,173        1,033,215
        Allowance for loan losses                                     11,071           11,716
        Total assets                                               1,866,039        1,726,138
        Deposits                                                   1,535,649        1,420,300
        Borrowed funds                                               145,978          139,506
        Stockholders' equity                                         152,111          139,347

RATIOS
        Return on average assets                                        1.14%            1.02%
        Operating return on average assets (a)                          1.14%            1.16%
        Return on average realized equity                              14.41%           12.36%
        Operating return on average realized equity (a)                14.41%           14.05%
        Non-performing loans to total loans                             0.80%            0.59%
        Allowance for loan losses to loans                              1.01%            1.13%
        Allowance for loan losses to
           nonperforming loans                                           126%             192%


(a) Excludes merger-related and restructuring charges, net of tax, of $2,264 for the year-ended December 31, 2000.

STERLING FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (UNAUDITED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                               Quarter Ending December 31,
                                                                   2001          2000
                                                                 --------      --------
EARNINGS
        Interest income                                          $ 28,370      $ 29,738
        Interest expense                                           12,554        16,120
        Net interest income                                        15,816        13,618
        Provision for loan losses                                     130           158
        Noninterest income                                         11,076         9,665
        Securities gains                                              252            34
        Noninterest expense                                        20,197        17,419
        Net income                                                  5,285         4,504
        Operating income (a)                                        5,285         4,515

PER SHARE DATA
        Basic and diluted earnings per share                     $   0.42      $   0.36
        Operating earnings per share - basic and diluted (a)         0.42          0.36
        Dividends per share                                          0.20          0.19

RATIOS
        Return on average assets                                     1.15%         1.07%
        Operating return on average assets (a)                       1.15%         1.07%
        Return on average realized equity                           14.50%        13.23%
        Operating return on average realized equity (a)             14.50%        13.26%


(a) Excludes merger-related and restructuring charges, net of tax, of $11 for the quarter ended December 31, 2000.